Exhibit 99.1

Contact:

Steven H. Benrubi

(949) 699-3947

THE WET SEAL, INC. ANNOUNCES DEPARTURE OF CHIEF FINANCIAL OFFICER

FOOTHILL RANCH, CA, October 2, 2014 (BUSINESS WIRE) — The Wet Seal, Inc. (Nasdaq: WTSL), a leading specialty retailer to young women, announced today that the Company’s Chief Financial Officer, Steve Benrubi, has resigned and will remain with the Company through December 1, 2014, to assist with the transition. The Company will commence a search for a new Chief Financial Officer.

Ed Thomas, Chief Executive Officer, stated, “I thank Steve for his service and loyal dedication to Wet Seal over the past nine years. Steve was an instrumental leader through many challenges and successes throughout his tenure. On behalf of the entire Company, we wish him well in his future endeavors.”

About The Wet Seal, Inc.

The Wet Seal, Inc., a pioneer in fast fashion retailing, sells apparel, footwear and accessories designed for teen girls and young women through retail stores nationwide, as well as two e-commerce websites. As of August 2, 2014, the Company operated 531 stores in 47 states and Puerto Rico, www.wetseal.com and www.ardenb.com. For additional corporate information, please visit www.wetsealinc.com.

Safe Harbor

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: This news release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements that relate to the intent, belief, plans or expectations of the Company or its management. All forward-looking statements made by the Company involve material risks and uncertainties and are subject to change based on factors beyond the Company’s control. Accordingly, the Company’s future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Such factors include, but are not limited to, those described in the Company’s filings with the Securities and Exchange Commission. The Company will not undertake to publicly update or revise its forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.